Exhibit 10.2

$3,500.00	December 23, 2005

Promissory Note

As hereinafter agreed Brown Wick LLC, jointly and severally, promises to pay to the order of Bruce P. Crane Three Thousand and Five Hundred Dollars ($3,500.00). And it is hereby agreed that the said amount ($3,500.00) shall be payable upon demand. Interest shall accrue at a rate of six percent (6%) per annum and will be charged on the unpaid balance until the whole amount of the principal and interest is paid. There shall be no penalty for early payment of this note.

Should default be made in the payment of the demand note then the whole unpaid amount shall become immediately due and payable; and in the event default is made and said note is placed in the hands of an attorney for collection or suit is brought on the same, then the undersigned agrees to pay all costs and attorney's fees that might be incurred. If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the county of Bannock County, the State of Idaho. This note shall be governed by and construed in accordance with the laws of the State of Idaho.

UNDERSIGNED:

Bruce P. Crane

/s/ Bruce P. Crane

12-23-05

John B. Hofman, President

BrownWick LLC

/s/ John B. Hofman

12-23-05